UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

STONE ARCADE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51150	20-2699372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Stone-Kaplan Investments, LLC One Northfield Plaza, Suite 480 Northfield, IL		60093
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 441-0929

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in a Current Report on Form 8-K filed on June 26, 2006, the registrant, through its wholly-owned subsidiary, KapStone Kraft Paper Corporation (“KapStone Kraft”) entered into a purchase agreement (the “Purchase Agreement”) with International Paper Company (“IP”), pursuant to which it agreed to acquire substantially all of the assets of the Kraft Papers Business, a division of IP (“KPB”). Pursuant to the terms of the Purchase Agreement the registrant or IP could terminate the Purchase Agreement if the closing did not occur before December 31, 2006 (the “Termination Date”).

On December 15, 2006, the registrant, KapStone Kraft and IP agreed to extend the Termination Date until January 5, 2007.

ITEM 8.01. OTHER EVENTS

On December 15, 2006, the registrant announced that its Board of Directors has set December 29, 2006 as the date for the registrant’s special meeting of stockholders to consider and approve the acquisition of KPB. The Board has also set a record date of November 17, 2006 for the meeting. Holders of record of the registrant’s common stock at the record date will be entitled to vote their shares at the meeting.

The meeting will be held at the time and place identified in the formal notice of meeting, which, together with a proxy statement and form of proxy, will be sent to stockholders in the near future. Stockholders are urged to read those materials carefully.

A copy of the registrant’s press release concerning the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits:

Exhibit No.	Description

99.1	Press release, dated December 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2006	STONE ARCADE ACQUISITION CORPORATION

	By:	/s/ Roger W. Stone
Roger W. Stone
Chief Executive Officer